Exhibit 5.1





          [GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP Letterhead]





                                           November 6, 1997



Capital Trust
605 Third Avenue
New York, New York  10016

          Re:  1997 Non-Employee Trustee Share Plan
               and 1997 Long-Term Incentive Share Plan
               ---------------------------------------

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 class A common shares of beneficial interest, $1.00 par value (the "Shares"), in Capital Trust that have been or will be granted, or issued upon the exercise or conversion of instruments granted, under the Capital Trust 1997 Long-Term Incentive Share Plan and the 1997 Non-Employee Trustee Share Plan (collectively, the "Plans"). These Shares are authorized and unissued securities to be issued and sold in the manner set forth in the Plans.

     As California counsel for Capital Trust, we are familiar with the proceedings taken and proposed to be taken in connection with the adoption of the Plans. We are of the opinion that, when issued and sold in the manner set forth in the Plans, all of the Shares will be legally and validly issued and outstanding, fully paid and non-assessable.


652163.1

Capital Trust
November 6, 1997
Page 2


         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name therein.

                                            Very truly yours,



                                            GREENBERG GLUSKER FIELDS
                                            CLAMAN & MACHTINGER LLP

652163.1